EXHIBIT 1.5
                                                                    SHEET 1 OF 2


                   NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                                  BALANCE SHEET
                                AT MARCH 31, 2005



Assets and Other Debits
-----------------------

Utility Plant
-------------
   Utility Plant (101-106, 114)                                            $1,448,428,685
   Construction Work in Progress (107)                                          6,276,990
   Less:  Accumulated Provision for Depreciation,
     Depletion and Amortization (108, 111, 115)                              (464,281,907)
                                                                           ---------------
          Total Net Utility Plant                                             990,423,768
                                                                           ---------------

Other Property and Investments
------------------------------
   Non-Utility Property (121)                                                      80,802
   Less:  Accumulated Provision for Depreciation and Amortization (122)            (9,744)
   Other Investments (124)                                                          1,088
                                                                           ---------------
          Total Other Property and Investments                                     72,146
                                                                           ---------------

Current and Accrued Assets
--------------------------
   Cash (131)                                                                   9,712,322
   Working Funds (135)                                                            164,300
   Temporary Cash Investments (136)                                             8,740,256
   Notes Receivable (141)                                                         307,264
   Customer Accounts Receivable (142)                                         251,787,776
   Other Accounts Receivable (143)                                              5,257,055
   Less:  Accumulated Provision for Uncollectible Accounts (144)              (17,130,479)
   Accounts Receivable from Associated Companies (146)                          7,399,725
   Plant Materials and Operating Supplies (154)                                 5,551,543
   Stores Expense Undistributed (163)                                           1,806,045
   Gas Stored Underground (164.1)                                               5,561,497
   Prepayments (165)                                                           11,827,632
   Interest and Dividends Receivable (171)                                        (18,455)
   Accrued Utility Revenues (173)                                              60,687,578
                                                                           ---------------
          Total Current and Accrued Assets                                    351,654,059
                                                                           ---------------

Deferred Debits
---------------
   Other Regulatory Assets (182.3)                                              8,597,066
   Preliminary Survey and Investigation Charges (183.1, 183.2)                      8,810
   Clearing Accounts (184)                                                     (1,327,915)
   Miscellaneous Deferred Debits (186)                                         68,640,762
   Research, Development and Demonstration Expenditures (188)                  (4,782,997)
   Unamortized Loss on Reacquired Debt (189)                                    5,535,399
   Accumulated Deferred Income Taxes (190)                                         31,005
   Unrecovered Purchased Gas Costs (191)                                      (27,092,453)
                                                                           ---------------
          Total Deferred Debits                                                49,609,677
                                                                           ---------------
          Total Assets and Other Debits                                    $1,391,759,650
                                                                           ===============

                                                                     EXHIBIT 1.5
                                                                    SHEET 2 OF 2


                   NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                                  BALANCE SHEET
                                AT MARCH 31, 2005




Liabilities and Other Credits
-----------------------------

Proprietary Capital
-------------------
   Common Stock Issued (201)                                                   $59,170,600
   Premium on Capital Stock (207)                                                   68,500
   Other Paid-In Capital (208,211)                                             121,599,684
   Retained Earnings (215, 215.1, 216)                                         409,146,151
                                                                           ---------------
          Total Proprietary Capital                                            589,984,935
                                                                           ---------------

Long-Term Debt
--------------
   Advances from Associated Companies (223)                                    218,310,000
   Other Long-Term Debt (224)                                                           14
                                                                           ---------------
          Total Long-Term Debt                                                 218,310,014
                                                                           ---------------

Other Noncurrent Liabilities
----------------------------
   Accumulated Provisions for Injuries and Damages (228.2)                       1,215,689
   Accumulated Provisions for Pensions and Benefits (228.3)                    (17,462,304)
   Accumulated Provisions for Rate Refunds (229)                                12,237,159
                                                                           ---------------
          Total Other Noncurrent Liabilities                                    (4,009,456)
                                                                           ---------------

Current and Accrued Liabilities
-------------------------------
   Accounts Payable (232)                                                       61,166,648
   Notes Payable to Associated Companies (233)                                 102,600,000
   Accounts Payable to Associated Companies (234)                               14,334,220
   Customer Deposits (235)                                                       9,256,040
   Taxes Accrued (236)                                                          34,470,871
   Interest Accrued (237)                                                           75,878
   Dividends Declared (238)                                                      9,100,000
   Tax Collections Payable (241)                                                 3,477,988
   Miscellaneous Current and Accrued Liabilities (242)                           6,750,675
                                                                           ---------------
          Total Current and Accrued Liabilities                                241,232,320
                                                                           ---------------


Deferred Credits
----------------
   Customer Advances for Construction (252)                                        385,735
   Other Deferred Credits (253)                                                140,585,472
   Other Regulatory Liabilities (254)                                           13,740,800
   Accumulated Deferred Investment Tax Credits (255)                             6,940,564
   Accumulated Deferred Income Taxes (281-283)                                 184,589,266
                                                                           ---------------
          Total Deferred Credits                                               346,241,837
                                                                           ---------------

          Total Liabilities and Other Credits                               $1,391,759,650
                                                                           ================